EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in the registration statements of Giga Information Group, Inc. on Form S-8 (File Numbers 333-64409, 333-64411 and 333-64413), of our report dated February 18, 1999, on our audits of the financial statements of Giga Information Group, Inc. as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which report is included in the Company's 1998 Annual Report on Form 10-K.


                                                 PricewaterhouseCoopers LLP


Boston, Massachusetts
March 28, 1999